AMENDMENT NO. 2
                                     TO THE
                                   BY-LAWS OF
                                 ROULSTON FUNDS


         The By-Laws of the Roulston Funds (the "By-Laws") are hereby amended, effective February 14, 2002, pursuant to the following provisions:

         1.       Definitions

         All capitalized terms used in this amendment which are not otherwise defined herein shall have the respective meanings given such terms in the By-Laws.

         2.       Name of By-Laws

         The heading at the beginning of the By-Laws setting forth the name of the By-Laws is hereby deleted in its entirety and replaced with the following:

                                     BY-LAWS
                                       OF
                                 FAIRPORT FUNDS